UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 17, 2025

CALIBERCOS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-41703	47-2426901
(Commission File Number)	(IRS Employer Identification No.)

8901 E. Mountain View Rd. Ste. 150, Scottsdale, AZ	85258
(Address of Principal Executive Offices)	(Zip Code)

(480) 295-7600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.001	CWD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 17, 2025, CaliberCos Inc. (the “Company”) entered into an Underwriting Agreement (the “Agreement”) with Craft Capital Management LLC, as representative to the underwriters (the “Representative”), to issue and sell (i) 2,400,000 units (the “Units”) at a price of $0.375 per Unit. Each Unit consists of one share of Class A common stock, $0.001 par value per share, of the Company (the “Common Stock”) and one right to receive one-fifth of one share of Common Stock; and (ii) representative warrants to purchase shares of Common Stock equal to 8% of the aggregate number of Units sold (“Representative’s Warrants”; the Units and Representative’s Warrants collectively, the “Securities”).

The Units were offered by the Company pursuant to its registration statement on Form S-3 (File No. 333-280243), for registration of up to $50,000,000 in aggregate value of securities of the Company, which was filed with the Securities and Exchange Commission on June 14, 2024 and declared effective on June 25, 2024. The offer and sale of the Units in the Offering are described in the Company’s prospectus constituting a part of the Registration Statement, as supplemented by a prospectus supplement dated April 17, 2025.

The Agreement contains customary representations, warranties and agreements of the Company, customary conditions to closing, obligations of the parties and termination provisions.

Under the terms of the Agreement, the Company, without the prior written consent of the Representative, will not offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of shares of common stock of the Company or other securities convertible into or exercisable or exchangeable for shares of common stock of the Company for a period of 30 days after the Offering is completed, subject to certain exceptions.

In connection with the Agreement, the Company entered into a rights agreement, dated April 17, 2025, by and between the Company and Continental Stock Transfer & Trust Company, as rights agent (the “Rights Agreement”).

The foregoing descriptions of the Agreement, Representative’s Warrants and Rights Agreement are not complete and are qualified in their entirety by reference to the full text of the Agreement, Representative’s Warrants and Rights Agreement, copies of which are filed as Exhibit 1.1, Exhibit 4.1, and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Manatt, Phelps & Phillips, LLP, counsel to the Company, has issued an opinion to the Company with respect to the validity of the Securities issued and sold in the Offering, a copy of which is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The aforementioned offering is expected to close on April 21, 2025.

Item 7.01 Regulation FD Disclosure

On April 17, 2025, the Company issued a press release announcing that it had priced the offering referenced in Item 1.01 above. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated April 17, 2025, between CaliberCos Inc. and Craft Capital Management LLC
4.1	Representative’s Warrants
4.2	Rights Agreement, dated April 17, 2025, between the Company and Continental Stock Transfer & Trust Company, as rights agent
5.1	Opinion of Manatt, Phelps & Phillips, LLP
99.1	Press release dated April 17, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 17, 2025	CaliberCos Inc.

	By:	/s/ John C. Loeffler, II
	Name:	John C. Loeffler, II
	Title:	Chairman and Chief Executive Officer